Exhibit 10.59

September 12, 2013

Made Event, LLC

27-28 Thompson Ave. #700

Long Island City, New York 11101

Attn: Mike Bindra and Laura De Palma

EZ Festivals, LLC

27-28 Thompson Ave. #700

Long Island City, New York 11101

Attn: Mike Bindra and Laura De Palma

Re:  Waiver of Advance Fee

Ladies and Gentlemen:

Reference is made to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated August 21, 2013, by and among Made Event, LLC (“Made”), Mike Bindra (“Bindra”), EZ Festivals, LLC (“EZ”, and collectively with Made, the “Companies”), Laura De Palma (“De Palma”, and collectively with Bindra, the “Sellers”), SFX Acquisition, LLC and SFX Entertainment, Inc. (“Parent”).  The parties hereto desire to amend the Purchase Agreement and acknowledge that sufficient good and valuable consideration has been received in connection therewith.

Pursuant to Section 2.1(c) of the Purchase Agreement, if Parent determines that it is unlikely that the closing of the acquisition by Parent or its affiliate of seventy percent (70%) of the total issued and outstanding membership interests in each of the Companies (the “First Closing”) will occur on or prior to September 30, 2013 (the “First Target First Closing Date”), then on or prior to September 15, 2013, Parent shall pay the Sellers, collectively, a non-refundable advance payment in an amount equal to $1,250,000 (the “Third Advance Fee”) and the First Target First Closing Date shall be automatically extended to October 31, 2013.  Parent has determined that the First Closing is unlikely to occur on or prior to the First Target First Closing Date.

The Sellers and the Companies hereby agree to waive the requirement that Parent pay the Third Advance Fee to the Sellers and the Sellers, the Companies and Parent hereby agree to extend the First Target First Closing Date to October 31, 2013.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

Except as expressly provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Please confirm your agreement with the foregoing by countersigning this letter below and returning a copy of the countersigned letter to Parent.

[Signature pages follow]

Sincerely,

SFX ENTERTAINMENT, INC.

		By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: CFO

Acknowledged and Agreed:

MADE EVENT, LLC

By:	/s/ Mike Bindra
Name: Mike Bindra
Title: Owner

EZ FESTIVALS, LLC

By:	/s/ Laura De Palma
Name: Laura De Palma
Title: Owner

/s/ Mike Bindra
Mike Bindra

/s/ Laura De Palma
Laura De Palma

[Signature Page to Side Letter]